POWER OF ATTORNEY
    KNOW ALL BY THESE PRESENTS, THAT the undersigned hereby constitutes and appoints Chain Bridge Bancorp, Inc. (including Rachel G. Miller, Corporate Secretary at Chain Bridge Bancorp, Inc.) the undersigned’s true and lawful attorney-in-fact to:
(1)prepare and submit, for and on behalf of the undersigned, to the United States Securities and Exchange Commission (the “SEC”) Schedules 13D and/or 13G or amendments thereto with respect to the undersigned’s beneficial ownership shares of Chain Bridge Bancorp, Inc. (the “Company”) in accordance with Section 13 of the Securities Exchange Act of 1934 and the rules thereunder;
(2)do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the foregoing; and
(3)take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full and several power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
    The undersigned agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned or its representatives to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned or its representatives to such attorney-in-fact for purposes of completing, delivering or filing any of the forms or documents provided herein and agrees to reimburse the attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.
    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13D and 13G with respect to the undersigned’s holdings of and transactions in securities issued by the company, unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact.

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    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23 day of January, 2025.
                /s Carole L. Herrick

                Name: Carole L. Herrick

                Title: Carole L. Herrick, individually, and
As Trustee of the Philip F. Herrick, JR. and Carole L. Herrick Trust

    2

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